Globe Specialty Metals Reports Third Quarter and Nine Months Fiscal 2012 Results

•	Net income attributable to GSM for the nine months of $45.8 million, up $8.5 million from the prior year
•	Diluted earnings per share for the nine months of $0.60, up from $0.49 per share in the prior year
•	EBITDA on a comparable basis for the nine months of $108.5 million, up from $84.3 million in the prior year

New York, May 7, 2012 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announces results for the third quarter and nine months of fiscal 2012 ended March 31, 2012.

Net sales for the quarter of $173.4 million were up 5% from the second quarter of fiscal 2012 and flat with the prior year.  Shipments of 60,828 MT were up 19% from the second quarter and up 3% from the prior year.  Net income attributable to GSM for the third quarter was $11.6 million, compared to $13.4 million in second quarter and $23.4 million in the prior year.  Diluted earnings per share for the quarter were $0.15 per share, compared to $0.18 per share in the second quarter and $0.30 per share in the prior year.

EBITDA for the quarter was $28.4 million, compared to $30.8 million in the second quarter and $43.3 million in the prior year.  EBITDA on a comparable basis was $29.4 million, compared to $36.6 million in the second quarter and $44.7 million in the prior year.

Sales in the quarter increased 5% from the second quarter, on an increase in volume of 19%.  The increase in shipments is largely due to the completion of our planned maintenance and upgrades on six of our furnaces at the end of calendar 2011 and the re-start of our Bridgeport, Alabama plant following the fire in November 2011.

Cash and cash equivalents totalled $140.7 million at March 31, 2012 and total debt was $103.4 million, including the $50.0 million Alden acquisition financing and $12.0 million of bank financing for the Alloy, West Virginia joint venture.

Cash flow provided by operating activities was $23.0 million in the quarter, compared to $12.3 million in the second quarter and $23.9 million in the prior year.  Capital expenditures totalled $11.3 million in the quarter, primarily related to acquiring mining equipment for Alden in order to open new coal mines and refurbish old equipment.

Diluted earnings per share on a comparable basis were as follows:

	FY 2012		FY 2011	Nine months
	Third Quarter	Second Quarter	Third Quarter	FY 2012	FY 2011
Reported Diluted EPS	$0.15	0.18	$0.30	$0.60	0.49
Tax rate adjustment	-	(0.01)	-	-	0.02
Contract settlements	-	-	-	-	(0.03)
Niagara Falls and Selma start-up costs	-	-	-	-	0.03
Bridgeport fire	-	0.04	-	0.04	-
Transaction and due diligence expenses	0.01	0.01	0.01	0.03	0.02
Diluted EPS, excluding above items	$0.16	0.22	$0.31	$0.67	0.53

Third quarter of fiscal 2012 results were negatively impacted by $0.7 million of after-tax transaction-related and due diligence expenses which is included in the above table.

Third quarter of fiscal 2012 EBITDA, excluding the items listed below, was $29.4 million. EBITDA on a comparable basis was as follows:

	FY 2012		FY 2011	Nine months
	Third Quarter	Second Quarter	Third Quarter	FY 2012	FY 2011
Reported EBITDA	$28,359	30,752	$43,338	$100,362	83,953
Gain on sale of business and associated Fx gain	-	-	-	(473)	-
Contract settlements	-	-	-	-	(5,125)
Niagara Falls and Selma start-up costs	-	-	-	-	3,236
Bridgeport fire	-	5,000	-	5,000	-
Transaction and due diligence expenses	1,047	846	1,350	3,573	2,285
EBITDA, excluding above items	$29,406	36,598	$44,688	$108,462	84,349

EBITDA on a comparable basis declined $7.2 million from the second quarter primarily as a result of lower pricing on all of our silicon metal and silicon-based alloys.  Pricing declines were offset by a significant increase in our silicon metal and silicon-based alloys shipments as we completed our major maintenance in calendar 2011 and restarted our Bridgeport, Alabama facility on January 17, 2012.

Net sales for the nine months ended March 31, 2012 of $513.8 million were up 10% from the prior year.  Shipments of 166,419 MT were down 6% from the prior year, primarily due to the expiration of the calendar 2010 arrangement to ship material at cost to certain European customers from our former Brazilian plant.  Net income attributable to GSM for the nine months was $45.8 million, compared to $37.3 million in the prior year.  Diluted earnings per share for the nine months were $0.60 per share, compared to $0.49 per share in the prior year.  EBITDA for the nine months was $100.4 million, compared to $84.0 million in the prior year.  EBITDA on a comparable basis was $108.5 million, compared to $84.3 million in the prior year.

Globe was declared the winning bidder for the silicon metal assets of Becancour Silicon Inc. including its 51% ownership interest in Quebec Silicon Limited Partnership which owns a silicon metal plant in Becancour, Quebec, Canada.  The plant produces approximately 47,000 MT of silicon metal per year.  The cash purchase price for the acquisition is approximately $31.9 million and it is scheduled to close in June 2012.

As an update to Globe’s potential plans for building a silicon metal plant in Iceland, given the present lack of suitable financing, emerging risks, complexities associated with building such a plant, and projected increasing operating costs that adversely impact current viability, Globe has suspended planning for this project until circumstances warrant a renewed evaluation.

Globe CEO Jeff Bradley commented, “We are pleased with our production output and operating efficiency which is a result of our many planned furnace maintenance and upgrade outages, the restart at Bridgeport and operating synergies from control of our coal source.  We continue to operate at full capacity to meet customer demand.  The diverse end markets that we serve including steel, autos, consumer goods and solar continue to grow despite headwinds in Europe.  While sales pricing has come down, we look at this as an opportunity to focus on areas that we can control such as leveraging our entrepreneurial spirit to pursue growth opportunities on the acquisition and growth fronts, and margin improvements on operations through cost reductions so that as market prices rebound so will our operating leverage.”

Conference Call

Globe will review third quarter results during its quarterly conference call today, May 7, 2012, at 9:00 a.m. Eastern Time. The dial-in number for the call is 877-293-5491. International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the May 7, 2012 Conference Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

EBITDA

EBITDA is a non-GAAP measure.

We have included EBITDA to provide a supplemental measure of our performance which we believe is important because it eliminates items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures. A reconciliation of EBITDA to net income is provided in the attached financial statements.

CONTACT: Globe Specialty Metals, Inc.
Mal Appelbaum, 212-798-8123
Chief Financial Officer
Email: mappelbaum@glbsm.com
Or Jeff Bradley, 212-798-8122 Chief Executive Officer Email: jbradley@glbsm.com

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Income Statements
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011
Net sales	$173,437	165,547	172,802	$513,846	465,929
Cost of goods sold	139,408	129,448	121,621	396,506	361,722
Selling, general, and administrative expenses	13,979	14,316	14,396	43,096	38,920
Research and development	100	3	32	103	77
Business interruption insurance recovery	-	(450)	-	(450)	-
Gain on sale of business	-	-	-	(54)	-
Operating income	19,950	22,230	36,753	74,645	65,210
Other income (expense):
Interest income	129	4	24	145	83
Interest expense, net of capitalized interest	(1,698)	(1,459)	(521)	(4,545)	(2,210)
Foreign exchange (loss) gain	(191)	(308)	125	825	(251)
Other income	48	198	94	408	644
Income before provision for income taxes	18,238	20,665	36,475	71,478	63,476
Provision for income taxes	5,972	6,070	12,982	23,530	23,479
Net income	12,266	14,595	23,493	47,948	39,997
Income attributable to noncontrolling interest, net of tax	(653)	(1,151)	(100)	(2,198)	(2,734)
Net income attributable to Globe Specialty Metals, Inc.	$11,613	13,444	23,393	$45,750	37,263
Weighted average shares outstanding:
Basic	75,049	75,038	75,078	75,035	74,922
Diluted	76,617	76,732	76,868	76,639	76,574
Earnings per common share:
Basic	$0.15	0.18	0.31	$0.61	0.50
Diluted	0.15	0.18	0.30	0.60	0.49

EBITDA:
Net income	$12,266	14,595	23,493	$47,948	39,997
Provision for income taxes	5,972	6,070	12,982	23,530	23,479
Net interest expense	1,569	1,455	497	4,400	2,127
Depreciation, depletion and amortization	8,552	8,632	6,366	24,484	18,350
EBITDA	$28,359	30,752	43,338	$100,362	83,953

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2012	2011	2011
Assets
Current assets:
Cash and cash equivalents	$140,655	131,198	155,313
Accounts receivable, net	72,385	60,796	61,761
Inventories	111,656	118,747	101,077
Prepaid expenses and other current assets	27,808	24,764	25,032
Total current assets	352,504	335,505	343,183
Property, plant, and equipment, net	333,737	329,907	227,819
Goodwill	53,715	53,707	53,406
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	9,036	9,003	8,538
Deferred tax assets	304	304	71
Other assets	26,782	25,711	21,033
Total assets	$776,555	754,614	654,527

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,331	34,699	44,136
Current portion of long-term debt	22,222	16,667	10
Short-term debt	1,403	385	532
Revolving credit agreements	12,000	15,000	12,000
Accrued expenses and other current liabilities	29,870	23,961	33,504
Total current liabilities	104,826	90,712	90,182
Long-term liabilities:
Revolving credit agreements	39,989	39,989	34,989
Long-term debt	27,778	33,333	-
Deferred tax liabilities	25,347	24,325	14,311
Other long-term liabilities	27,681	28,271	18,032
Total liabilities	225,621	216,630	157,514
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	405,007	404,340	399,217
Retained earnings	111,043	99,430	64,755
Accumulated other comprehensive loss	(2,347)	(2,364)	(3,846)
Treasury stock at cost	(4)	(4)	(4)
Total Globe Specialty Metals, Inc. stockholders’ equity	513,707	501,410	460,130
Noncontrolling interest	37,227	36,574	36,883
Total stockholders’ equity	550,934	537,984	497,013
Total liabilities and stockholders’ equity	$776,555	754,614	654,527

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net income	$12,266	14,595	23,493	$47,948	39,997
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation, depletion and amortization	8,552	8,632	6,366	24,484	18,350
Share-based compensation	667	686	1,327	1,814	3,875
Gain on sale of business	-	-	-	(54)	-
Deferred taxes	(118)	3,409	8,580	2,775	8,580
Changes in operating assets and liabilities:
Accounts receivable, net	(11,589)	7,362	(14,080)	(11,036)	(5,583)
Inventories	7,082	5,141	(1,857)	(1,496)	(14,752)
Prepaid expenses and other current assets	(1,910)	(4,092)	(3,448)	(4,798)	(2,426)
Accounts payable	3,487	(5,587)	(2,659)	(5,351)	(3,246)
Accrued expenses and other current liabilities	6,771	(16,871)	6,004	(1,343)	(2,323)
Other	(2,177)	(1,000)	141	(5,272)	201
Net cash provided by operating activities	23,031	12,275	23,867	47,671	42,673
Cash flows from investing activities:
Capital expenditures	(11,279)	(17,335)	(7,465)	(38,325)	(26,776)
Sale of businesses, net of cash disposed	-	-	-	-	2,500
Acquisition of business, net of cash acquired	-	-	-	(73,194)	-
Working capital adjustments from acquisition of businesses, net	-	-	-	-	(2,038)
Other investing activities	-	-	(16,935)	-	(16,935)
Net cash used in investing activities	(11,279)	(17,335)	(24,400)	(111,519)	(43,249)
Cash flows from financing activities:
Net (payments) borrowings of long-term debt	-	-	(11,168)	50,000	(17,002)
Net borrowings (payments) of short-term debt	1,018	(720)	(404)	309	(7,535)
Net (payments) borrowings on revolving credit agreements	(3,000)	-	8,989	5,000	30,989
Dividend payment	-	(15,007)	-	(15,007)	(11,269)
Proceeds from stock option exercises	-	83	98	195	4,989
Other financing activities	(307)	(601)	(869)	(2,149)	(869)
Net cash (used in) provided by financing activities	(2,289)	(16,245)	(3,354)	38,348	(697)
Effect of exchange rate changes on cash and cash equivalents	(6)	183	(114)	(53)	(443)
Net increase (decrease) in cash and cash equivalents	9,457	(21,122)	(4,001)	(25,553)	(1,716)
Cash and cash equivalents at beginning of period	131,198	152,320	159,314	166,208	157,029
Cash and cash equivalents at end of period	$140,655	131,198	155,313	$140,655	155,313

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$1,181	1,420	401	$3,302	1,685
Cash paid for income taxes, net	1,335	15,664	1,234	21,144	4,442

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARY COMPANIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011	March 31, 2012	March 31, 2011
Shipments in metric tons:
Silicon metal	30,210	26,647	32,266	84,291	91,511
Silicon-based alloys	30,618	24,659	27,010	82,128	85,384
Total shipments*	60,828	51,306	59,276	166,419	176,895

Average selling price ($/MT):
Silicon metal	$2,901	3,208	3,071	$3,121	2,712
Silicon-based alloys	2,287	2,501	2,264	2,421	2,039
Total*	$2,592	2,868	2,703	$2,776	2,387
Average selling price ($/lb.):
Silicon metal	$1.32	1.46	1.39	$1.42	1.23
Silicon-based alloys	1.04	1.13	1.03	1.10	0.92
Total*	$1.18	1.30	1.23	$1.26	1.08

* Excludes by-products and other